Exhibit 10.11

SECOND AMENDMENT

TO THE

KCHS HOLDINGS, INC. 2006 EQUITY INCENTIVE PLAN

THIS SECOND AMENDMENT (“Amendment”) is made as of this 27th day of June, 2007, to the KCHS Holdings, Inc. 2006 Equity Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Section 12 of the Plan provides that the Board of Directors of KCHS Holdings, Inc. (the “Company”) in its sole discretion may amend the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan; and

WHEREAS, the Board of Directors of the Company (the “Board”) desires to amend the Plan in order to increase the authorized number of shares available for issuance under the Plan; and

WHEREAS, in accordance with the federal income tax rules governing incentive stock options, stockholders of the Company are required to approve a Plan amendment that increases the maximum aggregate number of shares to be issued under the Plan; and

WHEREAS, the Board has determined that it is within its authority under the Plan to amend the Plan as set forth herein, that such amendment is desired and appropriate at this time and that the effectiveness of such amendment shall be subject to stockholder approval; and

WHEREAS, the undersigned has been authorized by the Board to execute this Amendment on the Board’s behalf.

AMENDMENT

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 4.1 is hereby deleted and replaced in its entirety with the following:

Subject to adjustment from time to time as provided in Section 11.1, a maximum of 10,000,000 shares of Common Stock shall be available for issuance under the Plan. Shares of Common Stock issued under the Plan shall be drawn from authorized and unissued shares of Common Stock or shares of Common Stock now held or subsequently acquired by the Company as treasury shares.

2.	Any inconsistent provisions of the Plan shall be read consistent with this Amendment.

3.	Except as amended above, each and every other provision of the Plan, as effective immediately prior to this Amendment, shall remain in full force and effect without change or modification.

4.	The Effective Date of this Amendment shall be June 27, 2007.

IN WITNESS WHEREOF, the undersigned, being authorized by the Board to execute this Amendment in evidence of the adoption of this Amendment by the Board, has executed this Amendment as of the date first written above.

KCHS HOLDINGS, INC.

By:	/s/ Robert Cucuel
Robert Cucuel
Chief Executive Officer and President

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